Certificate of Conversion
For
"Other Business Entity"
Into
Florida Profit Corporation

This Certificate of Conversion **and attached Articles of Incorporation** are submitted to convert the following **"Other Business Entity" into a Florida Profit Corporation** in accordance with s. 607.1115, Florida Statutes.

1. The name of the "Other Business Entity" immediately prior to the filing of this Certificate of Conversion is:

Skreem Studios, LLC L05-99146

(Enter Name of Other Business Entity)

2. The "Other Business Entity" is a limited liability company
(Enter entity type. Example: limited liability company, limited partnership, sole proprietorship, general partnership, common law or business trust, etc.)

first organized, formed or incorporated under the laws of Florida
(Enter state, or if a non-U.S. entity, the name of the country)

on October 7, 2005
(Enter date "Other Business Entity" was first organized, formed or incorporated)

FILED
09 JUN 24 AM 11:39
SECRETARY OF STATE
TALLAHASSEE FLORIDA

3. If the jurisdiction of the "Other Business Entity" was changed, the state or country under the laws of which it is now organized, formed or incorporated:

4. The name of the Florida Profit Corporation as set forth in the **attached Articles of Incorporation:**

Skreem Studios, Inc.

(Enter Name of Florida Profit Corporation)

5. If not effective on the date of filing, enter the effective date: July 1, 2009.
(The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date listed in the attached Articles of Incorporation, if an effective date is listed therein.)

Signed this 19th day of June, 20 08.

Required Signature for Florida Profit Corporation:

Signature of Chairman, Vice Chairman, Director, Officer, or, if Directors or Officers have not been selected, an Incorporator: ______________________
Printed Name: Karen Aalders Title: Secretary/Treasurer

Required Signature(s) on behalf of Other Business Entity: [See below for required signature(s).]

Signature: [signature]
Printed Name: Justin Martin, Man.Mem, Skreem Studios Title: Vice Pres, Skreem Records Corp

Signature: ______________________
Printed Name: ______________________ Title: ______________________

Signature: ______________________
Printed Name: ______________________ Title: ______________________

Signature: ______________________
Printed Name: ______________________ Title: ______________________

Signature: ______________________
Printed Name: ______________________ Title: ______________________

Signature: ______________________
Printed Name: ______________________ Title: ______________________

FILED
08 JUN 24 AM 11:39
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

If Florida General Partnership or Limited Liability Partnership:
Signature of one General Partner.

If Florida Limited Partnership or Limited Liability Limited Partnership:
Signatures of **ALL** General Partners.

If Florida Limited Liability Company:
Signature of a Member or Authorized Representative.

All others:
Signature of an authorized person.

Fees:

Certificate of Conversion:	$35.00
Fees for Florida Articles of Incorporation:	$70.00
Certified Copy:	$8.75 (Optional)
Certificate of Status:	$8.75 (Optional)